Exhibit 11.1

Statement regarding computation of per share earnings

The numerators and denominators of basic and fully diluted earnings per share are as follows:

|---------------------------------------------|----------------|----------------|----------------|----------------|
|                                             |   Three months |  Three months  |     Six months |     Six months |
|                                             | ended June 30, | ended June 30, | ended June 30, | ended June 30, |
|                                             |           2004 |          2003  |           2004 |           2003 |
|---------------------------------------------|----------------|----------------|----------------|----------------|
|---------------------------------------------|----------------|----------------|----------------|----------------|
| Net (loss) income allocable to common shares| $(1,715,101)   | $(17,451,487)  | $ (3,292,557)  | $ (20,851,679) |
|  (numerator)                                |                |                |                |                |
|---------------------------------------------|----------------|----------------|----------------|----------------|
| Shares used in the calculation (denominator)|                |                |                |                |
|---------------------------------------------|----------------|----------------|----------------|----------------|
|    Weighted average shares outstanding      |          100   |         100    |          100   |         100    |
|---------------------------------------------|----------------|----------------|----------------|----------------|
|    Effect of diluted stock options          |           --   |          --    |           --   |          --    |
|---------------------------------------------|----------------|----------------|----------------|----------------|
|    Fully diluted shares                     |          100   |         100    |          100   |         100    |
|---------------------------------------------|----------------|----------------|----------------|----------------|
|---------------------------------------------|----------------|----------------|----------------|----------------|
| Basic earnings per share                    | $    (17,151)  |  $  (174,151)  |  $   (32,926)  |  $  (208,517)  |
|---------------------------------------------|----------------|----------------|----------------|----------------|
|---------------------------------------------|----------------|----------------|----------------|----------------|
| Fully diluted earnings per share            | $    (17,151)  |  $  (174,151)  |  $   (32,926)  |  $  (208,517)  |
|---------------------------------------------|----------------|----------------|----------------|----------------|